Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, David Barcelo, Chief Financial Officer of Aware, Inc., certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Aware, Inc.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date:	March 17, 2023	/s/ David Barcelo
David Barcelo
Chief Financial Officer